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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

      The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                  Dated:  February 13, 2003


                                  WAM Acquisition GP, Inc.
                                    for itself and as general partner of
                                    LIBERTY WANGER ASSET MANAGEMENT, L.P.



                                  By:  /s/ Bruce H. Lauer
                                       ---------------------------------------
                                           Bruce H. Lauer
                                           Senior Vice President and Secretary


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